EXHIBIT 24.1

POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Jose R. Coleman-Tio hereby appoints Marie Reyes-Rodriguez, and Daniel E. Gonzalez Ortiz, to be the undersigned's true and lawful attorney, for him and in his name, place and stead to execute, acknowledge, deliver and file Forms 3, 4, and 5 (including amendments thereto) with respect to securities of Popular, Inc. (the "Company"), required to be filed with the Securities and Exchange Commission, national securities exchanges and Popular, Inc. pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to Marie Reyes-Rodriguez, and Daniel E. Gonzalez Ortiz, full force and authority to perform all acts necessary to the completion of such purposes.

	The undersigned agrees that the attorney-in-fact herein, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and the attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of executing, acknowledging, delivering, or filing Forms 3, 4, or 5 (including amendments thereto) and agrees to reimburse the Company and the attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

The undersigned agrees and represents to those dealing with its attorney-in-fact herein, that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

Witness the execution hereof this 3rd day of December 2021.


                                         s/ Jose R. Coleman-Tio

                                         Signature


                                          Jose R. Coleman-Tio
                                         _________________________________
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